EXHIBIT 1
                                    ---------

                             JOINT FILING AGREEMENT

            The undersigned hereby agree that this Statement on Schedule 13G with respect to the beneficial ownership of shares of Common Stock, par value $.01 per share, of Lawrence Financial Holdings, Inc. is filed jointly, on behalf of each of them.

Dated:   August 27, 2001


                                            MILLER & JACOBS CAPITAL, L.L.C.


                                            By:    /s/ Jeffrey A. Miller
                                                   -----------------------------
                                                   Jeffrey A. Miller
                                                   Managing Member


                                            By:    /s/ Eric D. Jacobs
                                                   -----------------------------
                                                   Eric D. Jacobs
                                                   Managing Member


                                                   /s/ Jeffrey A. Miller
                                                   -----------------------------
                                                   Jeffrey A. Miller


                                                   /s/ Eric D. Jacobs
                                                   -----------------------------
                                                   Eric D. Jacobs

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